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SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2019

Precision Therapeutics Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36790	33-1007393
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

(Address of principal executive offices)

(651) 389-4800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 22, 2019, the Certificate of Incorporation of Precision Therapeutics Inc. (the “Company” or “Precision”) was amended to (i) increase the number of authorized shares of common stock from 50,000,000 shares of common stock to 100,000,000 shares of common stock, $0.01 par value and (ii) establish a classified Board of Directors. The Certificate of Amendment is filed as Exhibit 3.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At a special meeting of stockholders taking place on March 22, 2019, the Company’s stockholders took the following actions:

(i) The stockholders approved the Amended and Restated Agreement and Plan of Merger, dated as of October 26, 2018, by and among Precision, Helomics Acquisition, Inc. (“Merger Sub”) and Helomics Holding Corporation (“Helomics”) (the “Merger Agreement”), and the transactions contemplated thereby, including (a) the merger and the issuance of shares of Precision’s common stock and Series D convertible preferred stock to Helomics’ security holders pursuant to the terms of the Merger Agreement and (b) the issuance of shares of Precision common stock and Precision warrants to the holders of Helomics notes and warrants pursuant to the Exchange Offer as described in the Company’s proxy statement/prospectus/information statement included in its Form S-4 registration statement (File No. 333-228031). There were 10,227,775 votes cast for the proposal; 48,773 votes were cast against the proposal, and 3,848 votes abstained. There were 3,793,921 broker non-votes.

(ii) The stockholders approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000. There were 12,976,797 votes cast for the proposal; 1,042,075 votes were cast against the proposal, and 55,445 votes abstained. The Certificate of Amendment is filed as Exhibit 3.1.

(iii) The stockholders approved (a) an amendment to Precision’s Certificate of Incorporation and (b) an amendment to Precision’s Amended and Restated Bylaws to establish a classified Board of Directors. There were 10,166,564 votes cast for the proposal; 103,499 votes were cast against the proposal, and 10,333 votes abstained. There were 3,793,921 broker non-votes. The Certificate of Amendment and the amendment to the Bylaws are filed as Exhibits 3.1 and 3.2, respectively. Therefore, the Board has been divided into three classes as described in the Company’s proxy statement/prospectus/information statement included in its Form S-4 registration statement (File No. 333-228031): Tim Krochuk and Tom McGoldrick are in Class I, with terms expiring in 2019; Andy Reding and Mel Engle are in Class II, with terms expiring in 2020; and Carl Schwartz and Richard Gabriel are in Class III, with terms expiring in 2021. Beginning with the 2019 annual meeting, the class of directors up for election or reelection will be elected to three-year terms.

(iv) The stockholders approved amendments to Precision’s Amended and Restated 2012 Stock Incentive Plan to (a) increase the reserve of shares of common stock authorized for issuance thereunder to 10,000,000, (b) increase certain thresholds for limitations on grants, and (c) re-approve the performance goals thereunder. There were 9,851,968 votes cast for the proposal; 392,007 votes were cast against the proposal, and 36,421 votes abstained. There were 3,793,921 broker non-votes. The Amended and Restated 2012 Stock Incentive Plan is filed as Exhibit 10.1.

(v) The stockholders approved a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies if there were not sufficient votes at the time of the Special Meeting to approve the proposals listed above. There were 13,259,600 votes cast for the proposal; 645,002 votes were cast against the proposal, and 169,715 votes abstained.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment to the Certificate of Incorporation, filed March 22, 2019

3.2	First Amendment to Amended and Restated Bylaws

10.1	Amended and Restated 2012 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2019

PRECISION THERAPEUTICS INC.

By:	/s/ Bob Myers
Bob Myers
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation, filed March 22, 2019

3.2	First Amendment to Amended and Restated Bylaws

10.1	Amended and Restated 2012 Stock Incentive Plan